Exhibit 10.1

PRAIRIE OPERATING CO.
55 Waugh Drive, Suite 400
Houston, Texas 77007

August 7, 2026

Hudson Bay PH XIX LLC
c/o High Trail Capital
221 River Street, 9th Floor
Hoboken, NJ 07030
Attention: Eric Helenek

Re:	Agreement re Certain Rights

All:

Reference is made to the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Certificate of Designation”) of Prairie Operating Co. (the “Company”), to that certain Agreement re Certain Rights (Letter Agreement re Partial Redemption), dated as of April 8, 2026, by and among the Company and Hudson Bay PH XIX LLC (“High Trail”) (the “Partial Redemption Letter Agreement”), and to that certain Agreement re Certain Rights, dated as of July 22, 2026, by and among the Company and High Trail (the “July 22nd Letter Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Certificate of Designation, the Securities Purchase Agreement (as defined in the Partial Redemption Letter Agreement) or the Partial Redemption Letter Agreement, as applicable. For valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this letter agreement hereby agree as follows.

By countersigning this letter agreement, High Trail and the Company hereby agree as follows:

1.	Amendment to July 22nd Letter Agreement. Section 1 of the July 22nd Letter Agreement is hereby amended and restated in its entirety as follows:

“1. Amendment to Partial Redemption Letter Agreement. Section 4 of the Partial Redemption Letter Agreement is hereby amended and restated in its entirety as follows:

“4. Second Penny Warrant. If on August 14, 2026, for any reason, the Anniversary Warrants are not issued to High Trail, the Company shall issue to High Trail, in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D, a warrant to purchase three million (3,000,000) shares of Common Stock (subject to adjustment pursuant to the terms therein) in the form attached to this letter agreement as Exhibit B (with the “Original Issuance Date” set forth therein to be completed as the actual date of issuance of the Second Penny Warrant) (the “Second Penny Warrant” and, together with the First Penny Warrant, the “Penny Warrants”), which Second Penny Warrant shall be immediately exercisable, will terminate six (6) months after the date that no shares of Series F Preferred remain outstanding, and shall provide that all shares of Common Stock issuable upon exercise of such Second Penny Warrant shall be Freely Tradeable (as such term is defined in the Certificate of Designation) as of such termination date and for the preceding ninety (90) days.””

2.	Amendment to Form of Anniversary Warrant.

(a)
Footnote 1 to the form of Anniversary Warrant (the “Form of Anniversary Warrant”) attached as Exhibit B to that certain Securities Purchase Agreement, dated as of March 24, 2025, between the Company and High Trail, as amended by that certain Amendment to Securities Purchase Agreement and Form of Anniversary Warrant, dated as of March 25, 2026, by and among the Company and High Trail, as further amended by that certain Amendment and Restatement of Amendment to Securities Purchase Agreement and Form of Anniversary Warrant, dated as of April 6, 2026, by and among the Company and High Trail, as further amended by the Partial Redemption Letter Agreement, and as further amended by that certain Agreement re Certain Rights (Letter Agreement re Floor Price Modification), dated as of June 10, 2026, by and among the Company and High Trail (as so amended, the “Securities Purchase Agreement”) is hereby further amended and restated in its entirety as follows:

“NTD: To be a number of shares of Common Stock equal to the quotient of (i) sixty-five percent (65%) of the Stated Value (as defined in the Certificate of Designation) of all Purchased Preferred Stock held by such Holder on August 14, 2026, divided by (ii) the average of the ten Daily VWAPs (as defined in the Certificate of Designation) during the ten VWAP Trading Day (as defined in the Certificate of Designation) period prior to the Original Issuance Date.”

(b)	Footnote 2 to the Form of Anniversary Warrant is hereby further amended and restated in its entirety as follows:

“NTD: To be August 14, 2026.”

3.	Amendment to Securities Purchase Agreement. Section 4(w) of the Securities Purchase Agreement is hereby amended and restated in its entirety as follows:

“(w) If on August 14, 2026 (or if such date is not a Trading Day (as defined in the Certificate of Designation), then the immediately preceding Trading Day) (the “Anniversary Warrant Issuance Date”) (i) any Purchased Preferred Stock is outstanding and (ii) the Last Reported Sale Price (as defined in the Certificate of Designation) during any Trading Day in the twenty (20) Trading Day period ending on and including such date was less than one hundred fifteen percent (115%) of the Conversion Price, then the Company shall on such date issue the Anniversary Warrants to the Buyers for no additional consideration.”

4.	Miscellaneous.

(a)
The effectiveness of this letter agreement shall be contingent upon the Company paying on or before August 10, 2026 (i) all reasonable and documented out-of-pocket expenses and costs of High Trail (including, without limitation, the reasonable and documented attorney fees and expenses of counsel for High Trail) in connection with the preparation, negotiation, execution and approval of this letter agreement and the transactions contemplated hereby and (ii) all previously invoiced amounts of counsel for High Trail that remain outstanding as of the date hereof.

(b)
No later than 9:30 a.m., New York time, on the Business Day immediately following the date of this letter agreement, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission (the “Form 8-K”) reasonably acceptable to High Trail disclosing all the material terms of the transactions contemplated by this letter agreement. From and after the filing of the Form 8-K, the Company shall have disclosed all material, non-public information (if any) provided to High Trail or any of its affiliates by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents, other than solely with respect to High Trail Capital LP (but only High Trail Capital LP) which currently continues to be in possession of material, non-public information regarding the Company and its Subsidiaries consisting solely of information unrelated to the transactions contemplated hereby. In addition, effective upon the filing of the Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and High Trail or any of its affiliates, on the other hand, shall have terminated and neither High Trail nor any of its affiliates have been subject to any such obligation since the filing of the Form 8-K

(c)
This letter agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this letter agreement and/or any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this letter agreement shall have the same validity and effect as a signature affixed by the party’s hand.

(d)	All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be determined in accordance with the provisions of the Securities Purchase Agreement.

(e)
This letter agreement shall constitute a Transaction Document for all purposes under the Securities Purchase Agreement. Except as expressly set forth herein, the Transaction Documents (including the July 22nd Letter Agreement) are hereby ratified and reaffirmed. Each of the Company and High Trail acknowledges, confirms and agrees that all of its respective obligations owing to the other party under the Transaction Documents are hereby reaffirmed and shall remain in full force and effect with no further amendments, modifications or changes hereby.

(f)
The agreement set forth in this letter agreement is limited to the extent specifically set forth above and shall in no way serve to amend or waive compliance with any terms, covenants or provisions of the Securities Purchase Agreement, the Partial Redemption Letter Agreement, the July 22nd Letter Agreement or the Certificate of Designation as between the parties hereto, other than as expressly set forth above.

[Signature Page Follows]

By your counter signature below, you acknowledge and agree to this letter agreement.

Very truly yours,

PRAIRIE OPERATING CO.

By: /s/ Gregory S. Patton
Name: Gregory S. Patton
Title: Chief Executive Officer

Acknowledged and agreed, as of the date
first written above:

HUDSON BAY PH XIX LLC

By: /s/ Richard Allison
Name: Richard Allison*
Title: Authorized Signatory

*Authorized Signatory
Hudson Bay Capital Management LP
Not individually, but solely as
Investment Advisor to Hudson Bay PH XIX
LLC.